Exhibit 99.1

              Two Popular Craft Breweries Agree to Merge

       Widmer, Redhook Combine Decades of Craft Beer Passion and
                              Dedication


    SEATTLE & PORTLAND, Ore.--(BUSINESS WIRE)--Nov. 13, 2007--Two of the country's leading and pioneering craft breweries announced today that they have agreed to combine their businesses and become one company. Redhook Ale Brewery, Incorporated of Woodinville, Wash., and Widmer Brothers Brewing Company of Portland, Ore., will merge to create a combined company called Craft Brewers Alliance.

    Kurt Widmer will serve as the company's chairman of the board and Paul Shipman will serve as chairman emeritus. Dave Mickelson, Redhook's current president and chief operating officer, and Terry Michaelson, president of Craft Brands Alliance, Redhook and Widmer's sales and marketing joint venture, will serve as co-CEOs of the company. The combined company will continue to be publicly traded on NASDAQ under the symbol HOOK and will have management offices in both Portland and Woodinville.

    "I believe that the merger will allow us even greater opportunity to deliver unique and great-tasting beers for our customers," said Kurt Widmer, president and brewmaster of Widmer Brothers. "The two companies have a common goal--we both strive to brew the best possible beer for our customers."

    The companies see the merger as a natural next step for the two businesses that already operate partnerships in brewing, sales and marketing. Following the merger, the Redhook and Widmer beers will remain separate brands in the marketplace.

    "Our combination of talented people, high-quality beers and first-class brewing operations presents tremendous advantages for the combined company," said Paul Shipman, founder and chief executive officer of Redhook. "The two breweries have worked well together over the past few years, and I'm confident that we will be even stronger as one company."

    Although Redhook and Widmer have agreed to merge, the agreement is subject to shareholder and regulatory approval. The merger is expected to be completed during the first quarter of 2008. The terms and conditions of the transaction are summarized in a report on Form 8-K that Redhook is filing today with the Securities and Exchange
Commission.

    Merging Redhook and Widmer will bring together two like-minded craft brewers who are industry pioneers and deeply passionate about brewing great beer. As one company, they plan to share ideas, build on their legacies and continue crafting innovative beers for their customers. In addition, the company will be better positioned to compete on a national basis in the increasingly popular and fast-growing craft beer industry. The combined company will have breweries in Portland, Woodinville and Portsmouth, N.H.

    The all stock transaction will result in Widmer shareholders and existing Redhook shareholders each holding approximately 50% of the outstanding shares in the combined company. Anheuser-Busch is expected to remain a strategic distribution partner for Widmer and Redhook products and will continue to hold a minority equity stake in the company following the merger.

    About Redhook - Redhook Ale Brewery, Incorporated (NASDAQ:HOOK) is one of the leading independent brewers of craft beers in the United States and has been at the forefront of the domestic craft brewing segment since its formation in 1981. Redhook brews its specialty bottled and draft products exclusively in its two company-owned breweries, one in the Seattle suburb of Woodinville, Wash., and the other in Portsmouth, N.H. Redhook distributes its products nationally through a network of wholesale distributors, Craft Brands Alliance LLC, and a distribution alliance with Anheuser-Busch, Inc.

    About Widmer Brothers - Kurt and Rob Widmer founded their brewery in 1984 in Portland, Ore. They've since honed their craft and passion into one of the leading craft breweries in America and some of the most unforgettable beers around. Widmer Brothers Brewing Company was ranked 11th largest US brewery in 2006; its brews are distributed in 48 states. Widmer has received numerous awards for brewing excellence and was named mid-sized brewery of the year at the Great American Beer Festival in 2002 and again in 2004. Widmer Hefeweizen, an unfiltered wheat beer that is typically served with a lemon, is the company's flagship beer.

    Additional Information About the Merger and Where to Find It

    Redhook Ale Brewery, Incorporated intends to file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 that will include a joint proxy statement/prospectus and other documents regarding the proposed transaction. Investors and security holders are urged to read the registration statement on Form S-4 and the related joint proxy statement/prospectus (including any amendments or supplements to those documents) and any other relevant materials when they become available, because they will contain important information about Redhook, Widmer and the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Redhook by directing a request by email to Investor.Relations@Redhook.com or by mail to Redhook Ale Brewery, Incorporated, 14300 NE 145th Street, Suite 210, Woodinville, WA 98072, Attn.: Investor Relations. In addition, investors and security holders may access copies of documents filed by Redhook with the SEC in the Investor Relations area of Redhook's website at www.redhook.com.

    Participants in the Solicitation

    Redhook and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Redhook in connection with the proposed transaction. Information concerning the interests of these executive officers and directors in the transaction, including their beneficial ownership of Redhook common stock, will be included in the joint proxy statement/prospectus referred to above. Additional information regarding the executive officers and directors of Redhook is included in Redhook's proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 20, 2007, and in its annual report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 23, 2007. These documents are available free of charge at the SEC's website (www.sec.gov) and from Investor Relations of Redhook at the email and mailing addresses shown above.

    Forward-Looking Statements

    The foregoing information regarding the proposed merger includes forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the possibility that the proposed merger may not ultimately close for a number of reasons, such as either company not obtaining the requisite shareholder approval or the inability to obtain the approval of Anheuser-Busch Incorporated; that prior to closing of the merger, the businesses of Redhook and Widmer, including the retention of key employees, may suffer due to uncertainty; that, in the event the merger is completed, the combined company may not have greater opportunities and advantages; that the combination of Redhook and Widmer may not result in a company better positioned to compete on a national basis; that the operational, financial and management controls, reporting systems and procedures of the combined companies may be inadequate; and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the merger. Other factors that could create or contribute to other risks and uncertainties are more fully described in Redhook's filings with the SEC, including, but not limited to, Redhook's annual report on Form 10-K for the year ended December 31, 2006. The forward-looking statements in this press release speak only as of the date hereof, and Redhook expressly disclaims any intent or obligation to update these forward-looking statements.

    CONTACT: Redhook Ale Brewery, Incorporated
             David Mickelson, 425-483-3232 ext. 201
             Jay Caldwell, 425-483-3232 ext. 140